UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SELECT COMFORT CORPORATION
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6105 Trenton Lane North

Minneapolis, Minnesota  55442

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 11, 2005

TO THE SHAREHOLDERS OF SELECT COMFORT CORPORATION:

Select Comfort Corporation will hold its Annual Meeting of Shareholders at 9:00 a.m., Central Daylight Savings Time, on Wednesday, May 11, 2004, at the company’s offices at 6105 Trenton Lane North, Plymouth, Minnesota 55442.  The purposes of the meeting are to:

1.             Elect four persons to serve as directors for three-year terms;

2.             Approve the amendment of the Select Comfort Corporation 1999 Employee Stock Purchase Plan;

3.             Approve the appointment of independent auditors; and

4.             Act on any other business that may properly come before the meeting.

Only shareholders of record at the close of business on April 4, 2005 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.  It is important that your shares be represented and voted at the meeting.  Please vote your shares in accordance with the instructions on the enclosed proxy card in a timely manner to accommodate our meeting scheduled for May 11, 2005.

By Order of the Board of Directors,

/s/ Mark A. Kimball
Mark A. Kimball
Senior Vice President,
General Counsel & Secretary

April 12, 2005

Minneapolis, Minnesota

i

AMENDMENT OF THE SELECT COMFORT CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN	34
Proposed Amendments	34
Purposes of the Amendments	34
Summary of the Plan	35
Federal Income Tax Consequences	37
Vote Required	38
Board Recommendation	39

APPROVAL OF SELECTION OF INDEPENDENT AUDITORS	40
Appointment of Independent Auditors	40
Audit and Other Fees	40
Board Recommendation	41

OTHER MATTERS	41
Section 16(a) Beneficial Ownership Reporting Compliance	41
Shareholder Proposals for 2006 Annual Meeting	41
Other Business	42
Copies of 2004 Annual Report	42
Householding Information	43

APPENDIX A – Select Comfort Corporation 1999 Employee Stock Purchase Plan	A-1

ii

6105 Trenton Lane North

Minneapolis, Minnesota  55442

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

May 11, 2005

INTRODUCTION

This Proxy Statement is being mailed to our shareholders beginning on or about April 12, 2005 in connection with the solicitation of proxies by the Board of Directors of Select Comfort Corporation for use at the Annual Meeting of Shareholders.  The meeting will be held on Wednesday, May 11, 2005, at 9:00 a.m., Central Daylight Savings Time, at the company’s offices at 6105 Trenton Lane North, Plymouth, Minnesota 55442, for the purposes set forth in the Notice of Meeting.

Your vote is important.  A proxy card is enclosed for your use.  You are solicited on behalf of the Board of Directors, to vote your shares by returning your signed proxy card or, where applicable, voting by telephone or on the internet in accordance with the instructions on your proxy card.  If you choose to mail your proxy card utilizing the enclosed envelope, no postage is required if mailed within the United States.  If you choose to vote by telephone or on the internet, please do not mail your proxy card.

Proxies will be voted as specified by you.  Signed proxies that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the four nominees listed in this Proxy Statement.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED HEREIN AND FOR APPROVAL OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

Shareholders Entitled to Vote

Shareholders of record at the close of business on April 4, 2005 will be entitled to vote at the meeting.  As of that date, there were 36,084,619 outstanding shares of common stock.  Each share is entitled to one vote on each matter to be voted on at the Annual Meeting.  Shareholders are not entitled to cumulative voting rights.

Revocation of Proxies

Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by:

•      Giving written notice of such revocation to the Corporate Secretary;

•      Filing a duly executed proxy bearing a later date with the Corporate Secretary; or

•      Appearing at the Annual Meeting and filing written notice of revocation with the Corporate Secretary prior to use of the proxy.

Quorum Requirements

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting (18,042,310 shares) will constitute a quorum for the transaction of business at the Annual Meeting.  In general, shares of common stock represented by a properly signed and returned proxy card or properly voted by telephone or the internet will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a “broker non-vote” on a matter.  A “broker non-vote” is a proxy submitted by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received, and the broker has no discretionary authority to vote.

Vote Required

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, each of the matters to be voted upon by shareholders at the meeting requires the affirmative vote of the holders of a majority of the shares present and entitled to vote in person or by proxy at the meeting for approval.

Shares represented by a proxy that includes any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.  Shares represented by a proxy voted as “withholding authority” to vote for any nominee for director will be treated as shares present and entitled to vote that were voted against the nominee.  Signed proxies that lack any specification will be voted in favor of the election as directors of each of the four nominees for director listed in this Proxy Statement and in favor of each of the other proposals listed in this Proxy Statement.

Proxy Solicitation Costs

The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock, will be borne by us.  Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone or personal conversation.  We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

Electronic Delivery of Select Comfort Shareholder Communications

Select Comfort is pleased to offer its shareholders the opportunity to receive shareholder communications electronically.  By signing up for electronic delivery of documents such as the Annual Report and the Proxy Statement, you can receive shareholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your shareholder votes online.  You can also reduce the number of paper documents in your personal files, eliminate duplicate mailings, conserve natural resources, and help reduce our printing and mailing costs.  To sign up for electronic delivery, visit www.icsdelivery.com and enter information for all of your Select Comfort shareholdings.  Your enrollment will be effective until canceled.  If you have questions about electronic delivery, please call Select Comfort Investor Relations at (763) 551-7498.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial ownership of Select Comfort common stock as of March 11, 2005 (unless another date is indicated) by (a) each director and each executive officer named in the Summary Compensation Table under the heading “Executive Compensation and Other Benefits,” (b) all directors and executive officers as a group and (c) each person known by us to be the beneficial owner of more than 5% of Select Comfort common stock.

	Shares of Common Stock Beneficially Owned (1)
Name	Amount	Percent of Class
Thomas J. Albani	148,706	*
Christine M. Day	0
Patrick A. Hopf (2)	177,616	*
Mark A. Kimball (3)	327,774	*
Christopher P. Kirchen	289,596	*
David T. Kollat	108,706	*
Brenda J. Lauderback	7,500	*
William R. McLaughlin (4)	1,255,773	3.4%
Michael A. Peel	20,000	*
James C. Raabe (5)	267,852	*
Noel F. Schenker (6)	136,532	*
Ervin R. Shames	248,611	*
Keith C. Spurgeon (7)	95,233	*
Jean-Michel Valette	131,254	*
All directors and executive officers as a group (17 persons) (8)	3,647,071	9.5%
Baron Capital Group, Inc. (9)	2,366,825	6.6%
FMR Corp. (10)	2,768,320	7.7%
Goldman Sachs Asset Management, L.P. (11)	2,665,148	7.4%
Neuberger Berman, Inc. (12)	1,850,900	5.1%
Nominingue Asset Management, LLC (13)	1,823,693	5.1%
Royce & Associates, LLC (14)	2,813,200	7.8%
Wasatch Advisors, Inc. (15)	2,430,655	6.8%

* Less than 1% of the outstanding shares.

(1)           The shares shown include the following shares that directors and executive officers have the right to acquire within 60 days through the exercise of stock options or warrants: Thomas J. Albani, 41,111 shares; Patrick A. Hopf, 6,700 shares; Mark A. Kimball, 291,221 shares; Christopher P. Kirchen, 41,111 shares; David T. Kollat, 53,611 shares; Brenda J. Lauderback, 7,500 shares; William R. McLaughlin, 1,121,839 shares; Michael A. Peel, 20,000 shares; James C. Raabe, 208,834 shares; Noel F. Schenker, 6,667 shares; Ervin R. Shames, 148,611 shares; Keith C. Spurgeon, 91,667 shares; and Jean-Michel Valette, 41,111 shares.

(2)           Includes 1,216 shares held by Mr. Hopf’s wife and children.

(3)           Includes 5,000 shares held under a performance stock grant.

(4)           Does not include 400,000 shares issuable upon exercise of an outstanding warrant held by BWSJ Corporation, for which Mr. McLaughlin serves as a director and is a shareholder.  Mr. McLaughlin disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.  Includes 25,000 shares held under a restricted stock grant and 12,500 shares held under a performance stock grant.

(5)           Includes 5,000 shares held under a restricted stock grant and 5,000 shares held under a performance stock grant.

(6)           Ms. Schenker resigned from the Company effective as of March 17, 2005.

(7)           Includes 2,500 shares held under a performance stock grant.

(8)           Includes an aggregate of 2,405,808 shares that directors and executive officers as a group have the right to acquire within 60 days through the exercise of stock options or warrants.  Also includes an aggregate of 92,000 shares held in the form of restricted stock or performance stock grants.

(9)           Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron reported in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 that as of December 31, 2004, BCG, BAMCO, BCM and Ronald Baron beneficially owned an aggregate of 2,366,825 shares.  The filing indicated that, of these shares, BCG beneficially owned 2,366,825 shares, and had shared power to vote or direct the voting of 2,143,825 shares and shared power to dispose or direct the disposition of 2,366,825 shares;  BAMCO beneficially owned 2,142,925 shares, and had shared power to vote or direct the voting of 1,927,925 shares and shared power to dispose or direct the disposition of 2,142,925 shares;  BCM beneficially owned 223,900 shares, and had shared power to vote or direct the voting of 215,900 shares and shared power to dispose or direct the disposition of 223,900 shares; and Ronald Baron beneficially owned 2,366,825 shares, and had shared power to vote or direct the voting of 2,143,825 shares and shared power to dispose or direct the disposition of 2,366,825 shares.  BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent shares are held by persons other than BCG and Ronald Baron.  BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates.  The address of BCG, BAMCO, BCM and Ronald Baron is 767 Fifth Avenue, New York, NY 10153.

(10)         FMR Corp. reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005 that as of December 31, 2004, Fidelity Management & Research Company, or “Fidelity,” a wholly owned subsidiary of FMR Corp., beneficially owned 2,586,720 shares as a result of acting as investment adviser to various investment funds.  Each of FMR Corp. (through its control of Fidelity), Edward C. Johnson III (Chairman of FMR Corp.) and the investment funds has the power to dispose of the shares owned by the investment funds.  Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the investment funds, which power resides in the investment funds’ respective Boards of Trustees.  Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 169,400 shares as a result of its serving as investment manager for certain institutional accounts.  Mr. Johnson and FMR Corp. (through its control of Fidelity Management Trust Company) each has sole dispositive power and sole power to vote or to direct the voting of the 169,400 shares owned by the institutional accounts.  Mr. Johnson, and various Johnson family members, may be considered, by their stock ownership and the execution of a shareholders’ voting agreement, to form a controlling group with respect to FMR Corp.  Fidelity International Limited is the beneficial owner of 12,200 shares and currently operates as an entity independent of FMR Corp. and Fidelity.  The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(11)         Goldman Sachs Asset Management, L.P. reported in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2005 that as of December 31, 2004, it beneficially owned 2,665,148 shares.  The filing indicated that, of these shares, Goldman Sachs Asset Management, L.P had sole voting power with respect to 2,407,547 shares and sole dispositive power with respect to 2,665,148 shares.  The address of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, NY 10005.

(12)         Neuberger Berman, Inc. reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2005 that as of December 31, 2004, Neuberger Berman, Inc. and Neuberger Berman, LLC beneficially owned 1,850,900 shares.  The filing indicated that, of these shares, Neuberger Berman, Inc. and Neuberger Berman, LLC had sole voting power with respect to 16,500 shares, shared voting power with respect to 1,827,000 shares and shared dispositive power with respect to 1,850,900 shares.  The filing further indicated that (i) Neuberger Berman, LLC is deemed to be a beneficial owner of certain shares since it has shared power to make decisions whether to retain or dispose, and in some cases the sole power to vote, the securities of many unrelated clients; and (ii) Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-adviser and investment manager, respectively, of Neuberger Berman’s various mutual funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer.  The address of Neuberger Berman, Inc. is 605 Third Avenue, New York, NY 10158.

(13)         Nominingue Asset Management, LLC reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2005 that as of December 31, 2004, it beneficially owned and had sole voting power and sole dispositive power with respect to 1,823,693 shares.  The address of Nominingue Asset Management, LLC is 712 Fifth Avenue, New York, NY 10019.

(14)         Royce & Associates, LLC reported in a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2005 that as of December 31, 2004, it beneficially owned and had sole voting power and sole dispositive power with respect to 2,813,200 shares.  The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

(15)         Wasatch Advisors, Inc. reported in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 that as of December 31, 2004, it beneficially owned and had sole voting power and sole dispositive power with respect to 2,430,655 shares.  The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111.

ELECTION OF DIRECTORS

(Proposal 1)

Nomination

Article XIV of our Articles of Incorporation provides that the number of directors must be at least one but not more than 12 and must be divided into three classes as nearly equal in number as possible.  The exact number of directors is determined from time to time by the Board of Directors, and currently consists of 10 members.  The term of each class is three years and the term of one class expires each year in rotation.

The Board has nominated the following individuals to serve as directors of our company for terms of three years, expiring at the 2008 Annual Meeting of Shareholders, or until their successors are elected and qualified:

•              Christopher P. Kirchen

•              Brenda J. Lauderback

•              Michael A. Peel

•              Jean-Michel Valette

Each of the nominees is currently a member of our Board of Directors.

Vote Required

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of each nominee requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

Board Recommendation

The Board recommends a vote FOR the election of Mr. Kirchen, Ms. Lauderback, Mr. Peel and Mr. Valette.  In the absence of other instructions, the proxies will be voted FOR the election of each of these nominees.

If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board.  Alternatively, the proxies, at the Board’s discretion, may be voted for such fewer number of nominees as results from the inability of any such nominee to serve.  The Board has no reason to believe that any of the nominees will be unable to serve.

Information about Nominees and Other Directors

The following table sets forth certain information, as of March 31, 2005, that has been furnished to us by each director and each person who has been nominated by the Board to serve as a director of our company.

Name of Nominee	Age	Principal Occupation	Director Since

Nominees for three-year terms expiring in 2008:

Christopher P. Kirchen (1)	62	Managing General Partner and co-founder of BEV Capital, a venture capital partnership	1991

Brenda J. Lauderback (2)	54	Former President of the Retail and Wholesale Group for Nine West Group, Inc.; Currently a director of Big Lots, Inc., Irwin Financial Corporation, Louisiana-Pacific Corporation and Wolverine World Wide, Inc.	2004

Michael A. Peel (3)	55	Senior Vice President, Human Resources and Corporate Services of General Mills, Inc.	2003

Jean-Michel Valette (1)	44	Chairman (non-executive) of Robert Mondavi Winery; Chairman of the Board of Directors of Peet’s Coffee and Tea, Inc.; Also a director of The Boston Beer Company.	1994

Directors not standing for election this year whose terms expire in 2006:

Christine M. Day (3)	43	President, Asia Pacific Group, Starbucks Coffee International	2004

Patrick A. Hopf (2)	56	Chairman of Better Life Media, Inc. and President of Symmetry Partners; Former President of St. Paul Venture Capital, Inc.	1991

Ervin R. Shames (2)(3)	64	Former Chief Executive Officer of Borden, Inc.; Currently a Lecturer at the University of Virginia’s Darden Graduate School of Business and a director of Online Resources Corporation and Choice Hotels International, Inc.	1996

Directors not standing for election this year whose terms expire in 2007:

Thomas J. Albani (3)	62	Former President and Chief Executive Officer of Electrolux Corporation	1994

David T. Kollat (1)	66	President of 22 Inc.; Former Executive Vice President of Marketing for The Limited and former President of Victoria’s Secret Catalogue; Currently a director of Big Lots, Inc., The Limited, Inc. and Wolverine World Wide, Inc.	1994

William R. McLaughlin	48	Chairman and Chief Executive Officer of Select Comfort Corporation	2000

(1)   Member of the Audit Committee

(2)   Member of the Corporate Governance and Nominating Committee

(3)   Member of the Management Development and Compensation Committee

Additional Information about Nominees and Other Directors

Christopher P. Kirchen has served as a member of our Board of Directors since December 1991.  Mr. Kirchen is currently Managing General Partner of BEV Capital, a venture capital firm that he co-founded in March 1997.  From 1986 to December 2002, he was a General Partner of Consumer Venture Partners, a venture capital firm and a former investor in our company.  Mr. Kirchen also serves as a director of several privately held companies.

Brenda J. Lauderback was appointed to our Board of Directors in February 2004.  Ms. Lauderback served as President of the Retail and Wholesale Group for the Nine West Group, Inc., a designer and marketer of women’s footwear and accessories, from May 1995 until January 1998.  Ms. Lauderback also serves as a director of Big Lots, Inc., Irwin Financial Corporation, Louisiana-Pacific Corporation and Wolverine World Wide, Inc.

Michael A. Peel has served as a member of our Board of Directors since February 2003.  Mr. Peel has served as Senior Vice President, Human Resources and Corporate Services of General Mills, Inc., a manufacturer and marketer of packaged consumer foods, since 1991.  From 1977 to 1991, Mr. Peel served in various capacities for PepsiCo, Inc., including as Senior Vice President, Human Resources for PepsiCo Worldwide Foods from 1987 to 1991.

Jean-Michel Valette has served as a member of our Board of Directors since October 1994.  Mr. Valette is an independent adviser to branded consumer companies.  In April 2005 Mr. Valette was named the Chairman (non-executive) of Robert Mondavi Winery and from October 2004 to April 2005 he served as President and Managing Director of Robert Mondavi Winery.

Since January 2004 he has served as Chairman of the Board of Directors of Peet’s Coffee and Tea, Inc.  From August 1998 to May 2000, Mr. Valette served as President and Chief Executive Officer of Franciscan Estates, Inc., a Napa Valley winery.  He was a Managing Director of Hambrecht & Quist LLC, an investment banking firm, from October 1994 to August 1998 and served as a Senior Analyst at Hambrecht & Quist LLC from November 1992 to October 1994.  Mr. Valette also serves as a director of The Boston Beer Company.

Christine M. Day was appointed to our Board of Directors in November 2004.  Since July 2004, Ms. Day has been the President of Asia Pacific Group, Starbucks Coffee International.  Prior to that, she served as Senior Vice President, Starbucks Coffee International.  From 1987 to 2003, Ms. Day served in various capacities for Starbucks, including Senior Vice President, North American Finance and Administration;  Senior Vice President, North American Strategic Business Systems;  and Vice President of Sales and Operations for Starbucks foodservice and licensed concepts division.  Ms. Day also serves as a director of Starbucks Coffee Japan Ltd.

Patrick A. Hopf served as Chairman of the Board of Directors from April 1999 to May 2004 and has served as a member of our Board of Directors since December 1991.  Mr. Hopf also served as Chairman of our Board of Directors from August 1993 to April 1996.  Since September 2003, Mr. Hopf has served as Chairman of Better Life Media, Inc., a privately held media company.  Since April 2002, Mr. Hopf has been the President of Symmetry Partners, a venture capital firm.  From August 1988 to February 2002, he was President of St. Paul Venture Capital, Inc., a venture capital firm, and from February 2002 to December 2002, he was Executive Vice President of St. Paul Venture Capital, Inc.  From August 1988 to January 1999, Mr. Hopf served as Vice President of St. Paul Fire and Marine Insurance Company.  Mr. Hopf also serves as a director of several privately held companies.

Ervin R. Shames has served as a member of our Board of Directors since April 1996.  From April 1996 to April 1999, Mr. Shames served as Chairman of our Board of Directors.  In May 2004, Mr. Shames also assumed the role of Lead Director under our Corporate Governance Principles.  Since January 1995, Mr. Shames has served as an independent management consultant to consumer goods and services companies, advising on management and marketing strategy.  Since 1996, he has been a Lecturer at the University of Virginia’s Darden Graduate School of Business.  From December 1993 to January 1995, he served as the Chief Executive Officer of Borden, Inc. and was President and Chief Operating Officer of Borden, Inc. from July 1993 until December 1993.  From June 1990 to June 1992, he was the Chief Executive Officer of Stride Rite Corporation and from June 1992 to July 1993 he was Stride Rite’s Chairman and Chief Executive Officer.  From 1967 to 1989, Mr. Shames was employed by General Foods/Altria Companies in varying capacities including the presidencies of General Foods International, General Foods USA and Kraft USA.  Mr. Shames serves as a director of Online Resources Corporation, Choice Hotels International, Inc. and several privately held companies

Thomas J. Albani has served as a member of our Board of Directors since February 1994.  Mr. Albani served as President and Chief Executive Officer of Electrolux Corporation, a manufacturer of premium floor care machines, from June 1991 to May 1998.  From September 1984 to April 1989, he was employed by Allegheny International Inc., a home appliance manufacturing company, in a number of positions, most recently as Executive Vice President and Chief Operating Officer.

David T. Kollat has served as a member of our Board of Directors since February 1994.  Dr. Kollat has served as President and Chairman of 22 Inc., a research and consulting company for retailers and consumer goods manufacturers, since 1987.  From 1976 until 1987, he served in various capacities for The Limited, a women’s apparel retailer, including Executive Vice President of Marketing and President of Victoria’s Secret Catalogue.  Dr. Kollat also serves as a director of Big Lots, Inc., The Limited, Inc. and Wolverine World Wide, Inc.

William R. McLaughlin joined our company in March 2000 as President and Chief Executive Officer and as a member of our Board of Directors.  In May 2004, Mr. McLaughlin was also named Chairman of our Board of Directors.  From December 1988 to March 2000, Mr. McLaughlin served as an executive of PepsiCo Foods International, Inc., a snack food company and subsidiary of PepsiCo, Inc., in various capacities, including from September 1996 to March 2000 as President of Frito-Lay Europe, Middle East and Africa, and from June 1993 to June 1996 as President of Grupo Gamesa, S.A. de C.V., a cookie and flour company based in Mexico.

Corporate Governance

Information about the Board of Directors and its Committees

The Board of Directors has determined that each of the following directors is an “independent director” as defined by applicable rules of the National Association of Securities Dealers (“NASD”):

Thomas J. Albani

Christine M. Day

Patrick A. Hopf

Christopher P. Kirchen

David T. Kollat

Brenda J. Lauderback

Michael A. Peel

Ervin R. Shames

Jean-Michel Valette

The Board maintains three standing committees, including an Audit Committee, a Management Development and Compensation Committee and a Corporate Governance and Nominating Committee.  The charter for each of these committees is included in the investor relations section of the company’s Web site at selectcomfort.com.  Further information regarding each of these committees is included below.

The Board has determined that each member of the three Board committees meets the independence requirements applicable to those committees prescribed by the NASD, the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service.  The Board of Directors has further determined that two members of the Audit Committee, Jean-Michel Valette and David T. Kollat, meet the definition of “audit committee financial expert” as set forth in Item 401(h) of Regulation S-K promulgated by the SEC.

The Board of Directors met in person four times during fiscal 2004.  The Audit Committee met in person or by telephone conference 10 times during fiscal 2004 and took action by written consent on one occasion during fiscal 2004.  The Management Development and Compensation Committee met in person or by telephone conference six times and took action by written consent on four occasions during fiscal 2004.  The Corporate Governance and Nominating Committee met in person or by telephone conference six times during fiscal 2004.  All of the directors attended 75% or more of the meetings of the Board and all committees on which they served during fiscal 2004.

Audit Committee.  The Audit Committee is comprised entirely of independent directors, currently including Jean-Michel Valette (Chair), Christopher P. Kirchen and David T. Kollat.  The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices of our company.  The Audit Committee is responsible for providing independent, objective oversight with respect to our company’s accounting and financial reporting functions, internal and external audit functions, and systems of internal controls regarding financial matters and legal, ethical and regulatory compliance.  The responsibilities and functions of the Audit Committee are further described in the Audit Committee Report on page 32 of this Proxy Statement.

Management Development and Compensation Committee.  The Management Development and Compensation Committee is comprised entirely of independent directors, currently including Michael A. Peel (Chair), Thomas J. Albani, Christine M. Day and Ervin R. Shames.  The principal function of the Management Development and Compensation Committee is to discharge the responsibilities of the Board relating to compensation of the company’s executive officers.  The responsibilities and functions of the Management Development and Compensation Committee are further described in the Compensation Committee Report on Executive Compensation beginning on page 27 of this Proxy Statement.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee is comprised entirely of independent directors, currently including Ervin R. Shames (Chair), Patrick A. Hopf and Brenda J. Lauderback.  The primary functions of the Corporate Governance and Nominating Committee are to:

•              Develop and recommend to the Board corporate governance principles to govern the Board, its committees, and our executive officers and employees in the conduct of the business and affairs of our company;

•              Identify and recommend to the Board individuals qualified to become members of the Board and its committees; and

•              Develop and oversee the annual Board and Board committee evaluation process.

Director Nominations Process

The Corporate Governance and Nominating Committee administers the process for nominating candidates to serve on the company’s Board of Directors.  The Committee recommends candidates for consideration by the Board as a whole, which is responsible for appointing candidates to fill any vacancy that may be created between meetings of the shareholders and for nominating candidates to be considered for election by shareholders at the company’s annual meeting.

The Board has established selection criteria to be applied by the Corporate Governance and Nominating Committee and by the full Board in evaluating candidates for election to the Board.  These criteria include:

•              Independence;

•              Integrity;

•              Experience and sound judgment in areas relevant to the company’s business;

•              A proven record of accomplishment;

•              Willingness to speak one’s mind;

•              The ability to commit sufficient time to Board responsibilities;

•              The ability to challenge and stimulate management; and

•              Belief in and passion for the company’s mission and vision.

The Committee also periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current membership of the Board.  This assessment includes considerations such as diversity, age and functional skills in relation to the perceived needs of the Board from time to time.

Since December 2002, the size of the Board has increased from seven members to the current 10 members.  These newly created vacancies on the Board are filled by Michael A. Peel, appointed in February 2003; Brenda J. Lauderback, appointed in February 2004; and Christine M. Day, appointed in November 2004.  Each of these candidates was identified to provide additional functional expertise in one or more key areas to supplement the existing expertise of the Board.  Each of these candidates was interviewed extensively by existing Board members and evaluated based on the criteria identified above.

The Corporate Governance and Nominating Committee may use a variety of methods for identifying potential nominees for election to the Board, including consideration of candidates recommended by directors, officers or shareholders of the company.  The Committee also has the authority under its charter to engage professional search firms or other advisors to assist the Committee in identifying candidates for election to the Board, or to otherwise assist the

Committee in fulfilling its responsibilities.  To date, the Committee has not engaged any search firms or other independent advisors in connection with fulfilling its responsibilities related to director nominations.

Shareholder nominations of candidates for membership on the Board submitted in accordance with the terms of our Bylaws will be reviewed and evaluated by the Corporate Governance and Nominating Committee in the same manner as for any other nominations.  Any shareholder who wishes the Committee to consider a candidate should submit a written request and related information to our Corporate Secretary.  Under our Bylaws, if a shareholder intends to nominate a person for election to the Board of Directors at a shareholder meeting, the shareholder is required to give written notice of the proposed nomination to the Corporate Secretary at least 120 days prior to the first anniversary of the date that the company first released or mailed its proxy statement to shareholders in connection with the preceding year’s regular or annual meeting.  The shareholder’s notice must include, for each nominee whom the shareholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the company that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee.  The shareholder’s notice must also include: (i) the name and address of the nominating shareholder, as they appear on the company’s books, and (ii) the class and number of shares of the company that are owned beneficially and of record by the shareholder.  The shareholder’s notice must also be accompanied by the proposed nominee’s signed consent to serve as a director of the company.

Shareholder Communications with the Board

Shareholders may communicate with the Board of Directors, its Committees or any individual member of the Board of Directors by sending a written communication to our Corporate Secretary at 6105 Trenton Lane North, Minneapolis, MN 55442.  The Corporate Secretary will promptly forward any communication so received to the Board, any Committee of the Board or any individual Board member specifically addressed in the communication.  In addition, if any shareholder or other person has a concern regarding any accounting, internal control or auditing matter, the matter may be brought to the attention of the Audit Committee, confidentially and anonymously, by calling 1-800-835-5870, inserting the I.D. Code of AUDIT (28348) and following the prompts from the recorded message.  The company reserves the right to revise this policy in the event that the process is abused, becomes unworkable or otherwise does not efficiently serve the purposes of the policy.

Policy Regarding Director Attendance at Annual Meeting

Our policy is to require attendance of all of our directors at our annual meeting of shareholders, except for absences due to causes beyond the reasonable control of the director.  Nine of the 10 directors then serving on our Board of Directors were in attendance at our 2004 annual meeting of shareholders.

Corporate Governance Principles

Our Board of Directors has adopted Corporate Governance Principles that were originally developed and recommended by the Corporate Governance and Nominating Committee.  These Corporate Governance Principles are available in the investor relations section of the company’s Web site at selectcomfort.com.  Among these Corporate Governance Principles are the following:

Independence.  A substantial majority of the members of the Board should be independent, non-employee directors.  It is the responsibility of the Board to establish the standards for independence.  At a minimum, however, the Board will conform with the independence requirements applicable to Nasdaq National Market issuers.  Currently, nine of our 10 directors are independent.  All Committees of the Board shall be composed entirely of independent directors.

Chairman and CEO Positions.  At the present time, the Board believes that it is in the best interests of the Company and its stakeholders for the positions of Chairman and CEO to be combined and held by William R. McLaughlin, who has served as the President and CEO of the Company since March of 2000.  The Board retains the right to review this determination and to either continue to maintain these positions as combined positions or to separate the positions, as the Board determines to be in the best interests of the company at the time.  During any period in which the positions of Chairman and CEO are combined, the Board will appoint a Lead Director from among the independent members of the Board, who will have the responsibilities described below.

Lead Director – Role and Responsibilities.  In addition to the regular duties and responsibilities applicable to all Board members, the Lead Director is responsible to:

•              Provide guidance to the Chair regarding the Board meeting schedule, seeking to ensure that independent directors can perform their duties responsibly and efficiently while not interfering with the flow of company operations;

•              Provide guidance to the Chair regarding the agendas for Board and Committee meetings;

•              In consultation with the Corporate Governance and Nominating Committee, advise the Chair regarding the composition of the various Board Committees, as well as the selection of Committee chairs;

•              Advise the Chair as to the quality, quantity and timeliness of the flow of information from company management that is necessary for the independent directors to effectively and responsibly perform their duties;  although company management is responsible for the preparation of materials for the Board, the Lead Director may specifically request the inclusion of certain material;

•       Coordinate, develop the agenda for and moderate the executive sessions of the Board’s independent directors; and

•       Act as principal liaison between the independent directors and the Chair on sensitive issues.

Classified Board Structure.  Our Articles of Incorporation provide for a classified Board serving staggered terms of three years each.  The Board will periodically review its classified Board structure in the context of other provisions and measures applicable to unsolicited takeover proposals with the objective of positioning the Board and the company to maximize the long-term value of the company for all shareholders.

Term Limits.  To ensure an appropriate balance between new perspectives and experienced directors, it will be customary for non-employee directors to serve no more than 15 years.  In exceptional cases, a director who has served 15 years may possess skills or experiences that are highly difficult to replace.  In such cases, the term limits may be waived by a two-thirds vote of the Board.  This waiver is required each time the director stands for re-election and, at such time, the Board will make a determination as to whether the director should be categorized as an independent director.  No non-employee director shall stand for re-election after he or she reaches the age of 72.

Change in Responsibilities.  The Board does not believe that Directors who retire or who have a change in their principal employment or affiliation after joining the Board should necessarily leave the Board.  There should, however, be an opportunity for the Board, through the Corporate Governance and Nominating Committee, to review the qualifications of the director for continued Board membership.  Any Director who undergoes a material change in principal employment or affiliation is required to promptly notify the Chair of the Corporate Governance and Nominating Committee of the change.

Other Board or Audit Committee Service.  The Board recognizes that service on other boards can in some circumstances limit the time that Directors may have to devote to fulfilling their responsibilities to the company.  It is the Board’s guideline that no Director serve on more than a total of six (6) public company boards, and that no member of the company’s Audit Committee shall serve on more than a total of three (3) public company audit committees.  If any Director exceeds or proposes to exceed these guidelines, the Director is required to promptly notify the Chair of the Corporate Governance and Nominating Committee and the Committee will review the facts and circumstances and determine whether such service would interfere with the Director’s ability to devote sufficient time to fulfilling the Director’s responsibilities to the company.

CEO Service on Other Boards.  The CEO shall not serve on more than two (2) public company boards other than the Board of Directors of the company.

Board and Committee Evaluations.  The Board believes that the company’s governance and the Board’s effectiveness can be continually improved through evaluation of both the Board as a whole and its committees.  The Corporate Governance and Nominating Committee is responsible for annually evaluating effectiveness in these areas and reviewing the results and recommendations for improvement with the full Board.

Board Executive Sessions.  Executive sessions or meetings of independent directors without management present will be held at least twice each year.  At least one session will be to review the performance criteria applicable to the CEO and other senior managers, the performance of the CEO against such criteria, and the compensation of the CEO and other senior managers.  Additional executive sessions or meetings of outside directors may be held from time to time as required.  The Board’s practice has been to meet in executive session for a portion of each regularly scheduled meeting of the Board.  Any member of the Board may request at any time an executive session without the presence of management.

Paid Consulting Arrangements.  The Board believes that the company should not enter into paid consulting arrangements with independent directors.

Board Compensation.  Board compensation should encourage alignment with shareholders’ interests and should be at a level equitable to comparable companies.  The Management Development and Compensation Committee is responsible for periodic assessments to assure these standards are being met.

Share Ownership Guidelines for Executive Officers and Directors.  The Board has established the stock ownership guidelines described below for executive officers and directors.  For purposes of these guidelines, stock ownership includes the fair market value of (1) all shares of common stock owned outright without restrictions on transfer and (2) vested stock options after taxes at an estimated effective tax rate of 40%.  The fair market value of stock options shall mean the then-current market price less the exercise price.

Executive Officer Ownership Guidelines.  Within three years of joining the company, the Chief Executive Officer is expected to achieve and maintain stock ownership equal to six (6) times the CEO’s base salary and each of the other executive officers is expected to achieve and maintain stock ownership equal to three (3) times the executive officer’s base salary.

Board Ownership Guidelines.  Within three years of joining the company’s Board of Directors, each director is expected to achieve and maintain stock ownership equal to four (4) times the director’s annual cash retainer.

Restrictions on Sale Pending Achievement of Ownership Objectives.  Any director or executive officer that has not achieved the foregoing ownership objective will not be permitted to sell, during any period of 12 consecutive months, more than 25% of the number of shares owned (including vested stock options) at the beginning of such 12-month period.  Exceptions to these restrictions on sale of shares may be granted by the Board in its sole discretion for good cause shown by any director or executive officer.

Conflicts of Interest.  Directors are expected to avoid any action, position or interest that conflicts with an interest of the company, or that gives the appearance of a conflict.  If any member of the Board becomes aware of any such conflicting or potentially conflicting interest involving any member of the Board, the director should immediately bring such information to the attention of the Chairman of the Board, the Chief Executive Officer and the General Counsel of the company.

Performance Goals and Evaluation.  The Management Development and Compensation Committee is responsible for establishing the procedures for setting annual and long-term performance goals for the Chief Executive Officer and for the evaluation by the full Board of his or her performance against such goals.  The Committee meets at least annually with the Chief Executive Officer to receive his or her recommendations concerning such goals.  Both the annual goals and the annual performance evaluation of the Chief Executive Officer are reviewed and discussed by the outside directors at a meeting or executive session of that group.  The Committee is also responsible for setting annual and long-term performance goals and compensation for the direct reports to the CEO.  These decisions are approved by the outside directors at a meeting or executive session of that group.

Compensation Philosophy.  The Board supports and, through the Management Development and Compensation Committee, oversees employee compensation programs that are closely linked to business performance and emphasize equity ownership.

Senior Management Depth and Development.  The CEO reports to the Board, at least annually, on senior management depth and development, including a discussion of assessments, leadership development plans and other relevant factors.

Provisions Applicable to Unsolicited Takeover Attempts or Proposals.  The Board will periodically review (not less often than every three years) the company’s Articles of Incorporation and Bylaws and various provisions that are designed to maximize shareholder value in the event of an unsolicited takeover attempt or proposal.  Such review includes consideration of matters such as the company’s state of incorporation, whether the company should opt in or out of applicable control share acquisition or business combination statutes, and provisions such as the company’s classified Board structure.  The objective of this review is to maintain a proper balance of provisions that will not deter bona fide proposals from coming before the Board, and that will position the Board and the company to maximize the long-term value of the company for all shareholders.

Shareholder Approval of Equity-Based Compensation Plans.  Shareholder approval will be sought for all equity-based compensation plans.

Code of Conduct

We have developed and circulated to all of our employees a Code of Business Conduct addressing legal and ethical issues that may be encountered by our employees in the conduct of our business.  Among other things, the Code of Business Conduct requires that our employees comply with applicable laws, engage in ethical and safe conduct in our work environment, avoid conflicts of interests, conduct our business with integrity and high ethical standards, and safeguard our company’s assets.  A copy of the Code of Conduct is included in the investor relations section of our Web site at selectcomfort.com.

Employees are required to report any conduct that they believe in good faith violates our Code of Business Conduct.  The Code of Business Conduct also sets forth procedures under which employees or others may report through our management team and, ultimately, directly to our Audit Committee (confidentially and anonymously, if so desired) any questions or concerns regarding accounting, internal accounting controls or auditing matters.

All of our employees are required to certify annually their commitment to abide by our Code of Business Conduct.  We also provide training in key areas covered by the Code of Business Conduct to help our employees to comply with their obligations.

Director Compensation

Annual Retainer.  All of our non-employee directors receive an annual cash retainer of $25,000, each committee chair receives additional compensation of $5,000 per year and each member of the Audit Committee receives additional compensation of $5,000 per year.

Stock Options.  Each non-employee director is eligible to receive, as of the date that the director first begins to serve on the Board, an initial grant of options to purchase 7,500 shares of our common stock.  These initial options become exercisable one year after the date of grant, so long as the director remains a director of our company.  In addition, each of our non-employee directors is eligible for an annual grant, coincident with the annual meeting of shareholders, of options to purchase 7,500 shares of our common stock.   These annual options become exercisable one year after the date of grant, so long as the director remains a director of our company.  All options granted to directors have an exercise price equal to the fair market value of our common stock on the date of grant and remain exercisable for a period of up to 10 years, subject to continuous service on our Board of Directors.

Reimbursement of Expenses.  All of our directors are reimbursed for travel expenses for attending meetings of our Board or any Board committee.

No Director Compensation for Employee Directors.  Any director who is also an employee of our company does not receive additional compensation for service as a director.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

The following table provides summary information concerning cash and non-cash compensation paid to or earned by the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer serving as executive officers at the end of 2004 (the “Named Executive Officers”).

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Restricted Stock		Securities Underlying	All Other Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		Awards ($)		Options(#)	($)(1)

William R. McLaughlin	2004	$600,000	$182,135	(2)	$621,500	(3)	75,000	$13,200
President and Chief Executive Officer	2003	500,000	718,738		—		50,000	6,000
	2002	500,000	937,500		—		250,000	1,462

Noel F. Schenker (4)	2004	273,000	61,336	(2)	—		20,000	10,350
Senior Vice President, Marketing and	2003	260,000	273,084		223,750	(5)	30,000	8,485
New Business Development	2002	250,000	281,250		—		50,000	2,924

Keith C. Spurgeon (6)	2004	268,000	60,229	(2)	—		20,000	8,760
Senior Vice President, Sales	2003	256,250	269,504		—		30,000	8,475
	2002	206,731	237,981		—		100,000	165,930	(7)

James C. Raabe	2004	220,000	49,025	(2)	124,300	(8)	20,000	8,200
Senior Vice President and Chief	2003	186,250	195,714		—		25,000	6,925
Financial Officer	2002	180,000	201,958		—		50,000	3,038

Mark A. Kimball	2004	215,000	48,326	(2)	—		20,000	8,200
Senior Vice President, Legal, General	2003	206,000	216,558		—		22,500	6,000
Counsel and Secretary	2002	200,000	225,000		—		50,000	2,423

(1)           Except as noted, the amounts disclosed for each individual represent our contributions to the accounts of the named individuals in our 401(k) defined contribution plan and/or fees paid for tax or financial services.

(2)           Represents bonuses earned in 2004, the payment of which occurred in February 2005.

(3)           The aggregate value of restricted stock holdings was $621,500 based on 25,000 shares.

(4)           Ms. Schenker resigned from the company effective as of March 17, 2005.

(5)           The aggregate value of restricted stock holdings was $223,750 based on 25,000 shares.

(6)           Mr. Spurgeon joined Select Comfort on February 25, 2002.

(7)           Includes reimbursement of Mr. Spurgeon’s relocation expenses totaling $163,218.

(8)           The aggregate value of restricted stock holdings was $124,300 based on 5,000 shares.

Option Grants and Exercises

The following table summarizes option grants during the fiscal year ended January 1, 2005 to the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants (1)
	Number of Securities Underlying Options		Percent of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Granted (#)		Year	($/Sh)	Date	5%	10%

William R. McLaughlin	75,000	(3)	12.7%	$24.86	02/12/14	$1,172,574	$2,971,533

Noel F. Schenker	20,000	(3)	3.4%	24.86	02/12/14	312,686	792,409

Keith C. Spurgeon	20,000	(3)	3.4%	24.86	02/12/14	312,686	792,409

James C. Raabe	20,000	(3)	3.4%	24.86	02/12/14	312,686	792,409

Mark A. Kimball	20,000	(3)	3.4%	24.86	02/12/14	312,686	792,409

(1)           All of the options granted to the Named Executive Officers were granted under our 1997 Stock Incentive Plan.

(2)           In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term.  These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect our  estimates or projections of future common stock prices.  The gains shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend upon the future performance of the common stock, the executive’s continued employment with our company or our subsidiaries and the date on which the options are exercised. The amounts represented in this table might not necessarily be achieved.

(3)           These options become exercisable in as nearly equal as possible annual installments on each of the first three anniversaries of the date of grant, so long as the executive remains employed by our company or one of our subsidiaries at that date.  To the extent not already exercisable, these options become immediately exercisable in full upon certain changes in control of our company and remain exercisable for the remainder of their term.

The following table summarizes option exercises during the fiscal year ended January 1, 2005 and the number of securities underlying unexercised options and the value of unexercised in-the-money options at January 1, 2005:

Aggregated Option Exercises In

Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at January 1, 2005		Value of Unexercised In-the-Money Options at January 1, 2005 (2)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

William R. McLaughlin	96,995	$2,238,137	923,228	265,277	$13,051,649	$2,206,449

Noel F. Schenker	84,921	2,001,565	81,278	41,389	1,216,214	198,927

Keith C. Spurgeon	—	—	70,833	44,167	989,837	239,513

James C. Raabe	17,000	365,730	192,445	38,055	2,510,068	169,287

Mark A. Kimball	28,000	592,406	275,665	36,389	2,794,578	154,477

(1)           Value based on the difference between the fair market value of one share of common stock on the date of exercise and the exercise price of the option.

(2)           Value based on the difference between the fair market value of one share of common stock at December 31, 2004 ($17.94) and the exercise price of the options ranging from $1.00 to $24.86 per share.  Options are in-the-money if the market price of the shares exceeds the option exercise price.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of January 1, 2005.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders (1)	5,898,577	$7.31	2,890,500

Equity compensation plans not approved by security holders	None	Not applicable	None

Total	5,898,577	$7.31	2,890,500

(1)           Includes the Select Comfort Corporation 1990 Omnibus Stock Option Plan, the Select Comfort Corporation 1997 Stock Incentive Plan and the Select Comfort Corporation 2004 Stock Incentive Plan.

Employment Agreements

William R. McLaughlin.  We have entered into a letter agreement with William R. McLaughlin pursuant to which he serves as President and Chief Executive Officer.  Mr. McLaughlin receives a base salary and is entitled to participate in our incentive compensation plans.  Upon involuntary termination of Mr. McLaughlin’s employment by the Board or constructive dismissal, Mr. McLaughlin is entitled to one year’s salary as severance.  Upon an involuntary termination or constructive dismissal of Mr. McLaughlin’s employment following a change in control of our company, Mr. McLaughlin would be entitled to two years’ salary as severance compensation and his stock options would become fully vested.

Noel F. Schenker.  We entered into a letter agreement with Noel F. Schenker pursuant to which she served as Senior Vice President, Marketing and New Business Development until her resignation from the company effective as of March 17, 2005.

Keith C. Spurgeon.  We have entered into a letter agreement with Keith C. Spurgeon pursuant to which he serves as Senior Vice President of Sales.  Mr. Spurgeon’s receives a base salary and is entitled to participate in our incentive compensation plans.  Upon the involuntary termination of Mr. Spurgeon’s employment following a change in control, a termination without cause or a constructive dismissal, Mr. Spurgeon is entitled to one year’s salary as severance.

Mark A. Kimball.  We have entered into a letter agreement with Mark A. Kimball pursuant to which he serves as Senior Vice President, General Counsel and Secretary.  Mr. Kimball receives a base salary and is entitled to participate in our incentive compensation plans.  Upon termination of Mr. Kimball’s employment without cause, Mr. Kimball is entitled to one year’s salary as severance compensation.

Change in Control Arrangements

Under our company’s 1990 Omnibus Stock Option Plan (the “1990 Plan”), 1997 Stock Incentive Plan (the “1997 Plan”) and 2004 Stock Incentive Plan (the “2004 Plan”), if a “change in control” of our company occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options have been granted remains in the employ or service of our company or any subsidiary.

In addition, under the 1997 Plan and the 2004 Plan, if a “change in control” of our company occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter:

•      All outstanding stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such stock appreciation rights have been granted remains in the employ or service of our company or any subsidiary;

•      All outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and

•      All outstanding performance units, stock bonuses and performance stock awards will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in the agreement evidencing such performance units or stock bonuses.

There are presently no outstanding stock appreciation rights, performance units or stock bonuses.

In addition, the Compensation Committee may pay cash for all or a portion of the outstanding options.  The amount of cash the participants would receive will equal (a) the fair market value of such shares immediately prior to the change in control minus (b) the exercise price per share and any required tax withholding.  The acceleration of the exercisability of options under the 1990 and 1997 Plans may be limited, however, if the acceleration would be subject to an excise tax imposed upon “excess parachute payments.”

Under the 1990 Plan, the 1997 Plan and the 2004 Plan, a “change in control” will include any of the following:

•      The sale, lease, exchange or other transfer of all or substantially all of the assets of our company to a corporation not controlled by our company;

•      The approval by our shareholders of a plan or proposal for the liquidation or dissolution of our company;

•      Any change in control that is required by the Securities and Exchange Commission to be reported;

•      Any person who was not a shareholder of our company on the effective date of the Plan becomes the beneficial owner of 50% or more of the voting power of our company’s outstanding common stock; or

•      The “continuity” directors (directors as of the effective date of the Plan and their future nominees) ceasing to constitute a majority of the Board of Directors.

Notwithstanding anything in the foregoing to the contrary, solely for purposes of options granted under the 1990 Plan or the 1997 Plan prior to July 27, 1999, no change in control will be deemed to have occurred by virtue of any transaction which was approved by the affirmative vote of at least a majority of the “continuity” directors, as defined above.  For options granted on or after July 27, 1999, each of the transactions constituting a change in control as defined above will constitute a change in control for purposes of the plans regardless of whether the transaction was approved by the continuity directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Responsibilities of the Compensation Committee

The Management Development and Compensation Committee of the Board of Directors (the “Committee”) is comprised entirely of independent, non-employee directors.  The primary purpose of the Committee is to discharge the responsibilities of our Board relating to the compensation and development of our executive officers.  The responsibilities of the Committee include:

•      Establishing corporate goals and objectives with respect to compensation for our Chief Executive Officer and other executive officers;

•      Reviewing and approving salaries and other compensation applicable to our Chief Executive Officer and other executive officers;

•      Administering our incentive compensation plans applicable to executive officers;

•      Administering our long-term incentive and stock purchase plans applicable to all employees; and

•      Reviewing our management development progress, organizational structure, succession for key leadership positions and overall talent depth to support the company’s future growth.

Compensation Philosophy

The decisions of the Committee and our compensation programs are based on the following principles:

•      As a performance-driven growth company, we favor variable compensation tied to results and achievement over fixed compensation.

•      As a growth company, we need to attract, retain and motivate executives and key employees with the capability to enable us to achieve significantly greater scale.  We therefore benchmark our compensation against companies with revenue levels of the same size and larger.

•      We seek to reward achievement of aggressive performance objectives that are aligned with the interests of our shareholders.  Our incentive compensation programs are designed to provide significant earnings potential as aggressive performance targets are met or surpassed.

•      We target base compensation at the 50th percentile with the opportunity to earn total compensation above the market median when business performance exceeds the company’s aggressive plan targets.

•      Significant differentiation can occur in long-term equity awards as we seek to recognize performance and potential.  Individual differentiation in compensation based on performance is also achieved by the size of merit increases granted.

In discharging its responsibilities, the Committee considers factors such as our company’s performance, both in isolation and in comparison to other companies; the individual performance of our executive officers; historical compensation levels; the overall competitive environment for executive talent; and the level of compensation necessary to attract and retain the talent necessary to achieve our objectives.  The Committee places primary emphasis on our company’s performance (rather than individual performance) as measured against goals approved by the Committee.  In analyzing these factors, the Committee from time to time reviews competitive compensation data gathered in comparative surveys or collected by independent consultants.

Executive Compensation Program Elements

Our executive compensation program is comprised of base salary, annual cash incentive compensation, and long-term equity-based incentive compensation.

Base Salary.  The Committee’s determinations regarding the base salary of our executive officers, including the compensation of our Chief Executive Officer, are based on a number of factors, including: the level of skill and responsibility required to fulfill each executive’s responsibilities; each executive’s experience and qualifications; each executive’s performance and the impact of such performance on our results; and competitive compensation data.  Base salaries are reviewed annually, and the Committee seeks to set executive officer base salaries at approximately the 50th percentile of base salaries at the companies with which we compete for executives.

Annual Incentive Compensation.  We provide annual cash incentive compensation for executive officers and other employees under our Executive and Key Employee Incentive Plan.  This plan is designed to provide a direct financial incentive to our executive officers and other employees for achievement of specific performance goals of our company.  Consistent with the requirements of this plan, at the beginning of each fiscal year, the Committee determines:

•      The employees by grade level that are eligible to participate in the plan for the year;

•      The quarterly and/or annual performance goal or goals for the year (from among sales growth and volume, net operating profit, cash flow, earnings per share, return on capital, and/or return on assets);

•      For each eligible employee, (A) the target bonus level as a percentage of base compensation, (B) the portion of the target bonus level that is based on achievement of objective company performance goals, and (C) the portion of the target bonus level, if any, that is based on achievement of objective individual performance goals; and

•      The range of actual bonus payment levels, expressed as percentages of the target bonus levels, to be paid based on various levels of achievement of the performance goal or goals for the year.

For each of the fiscal years 2002 through 2004, the Committee established company-wide net operating profit as the exclusive performance goal for determining annual incentive compensation for executive officers and no portion of the target bonus level has been based on individual performance targets.  For 2005, the Committee has maintained company-wide net operating profit as the primary performance goal and has added company-wide unit sales growth as a secondary performance goal.

The target bonus level for the CEO has been set at 75% of base salary for each year since 2002.  The target bonus level for Senior Vice Presidents has been set at 55% of base salary for each year since 2003.  The actual bonus payment may range from 0% to 250% of the target bonus level, depending on the level of achievement versus the performance goals.  For 2004, the company achieved a net operating profit level resulting in payments at 41% of the target bonus levels described above.

Long-Term Incentive Compensation.  We make long-term incentive compensation available to our executive officers, as well as to many other of our employees, in the form of stock options, restricted stock awards and performance stock awards.  Through the grant of these equity incentives, we seek to align the long-term interests of our executives and other employees with the long-term interests of our shareholders by creating a strong and direct linkage between compensation and shareholder return.  We further seek to enable executives and other key employees to achieve significant ownership in our company, thereby improving our ability to retain executives and other key employees.  Executive officers and other employees are eligible for equity-based grants upon joining the company and thereafter on an annual basis.  The total size of our annual equity-based incentive awards is reviewed against benchmark data.  Individual awards are based on levels of responsibility and potential impact on our results, individual performance and benchmark data.

In the past, stock option grants have been the primary form of equity-based incentives granted to our executives and other key employees.  In 2003 and 2004, we began to grant restricted stock awards to certain executives and other key employees for retention and recognition purposes and to further align the interests of these employees with those of our shareholders.  In 2005, we began to grant performance stock awards to executive officers, vice presidents and director-level employees, with the mix of annual awards for these employees targeted at 75% in the form of stock options and 25% in the form of performance stock awards.  Key employees below the director level will receive equity compensation grants exclusively in the form of restricted stock.

All stock option grants have an exercise price equal to 100% of the fair market value of the common stock on the date of grant.  In the past, stock option grants have typically become exercisable over a period of three years from the date of grant.  Beginning in 2005, new stock option grants will become exercisable over a period of four years in equal annual increments.  Stock options typically remain exercisable for a period of 10 years from the date of grant, so long as the individual continues to be employed by us.

Restricted stock awards represent full share grants that become fully vested and owned by the employee free of restrictions only at the end of four years from the date of grant.

The performance stock awards are essentially similar to restricted stock awards, with the number of shares that may ultimately vest to the employee determined on the basis of the company’s performance against net operating profit targets in the year of grant.  The number of shares may be increased by up to 50% for above-plan performance and may be decreased by 50% or greater for below-plan performance.  In addition, in the discretion of the Committee, a performance stock award may be reduced to zero shares in the event of below-plan performance.  As with restricted stock awards, the performance stock awards become fully vested in the employee only at the end of four years from the date of grant.

Further information regarding equity-based incentive awards is included in the tables on pages 22 and 23 of this Proxy Statement.

Chief Executive Officer Compensation and Performance

The compensation for William R. McLaughlin, our President and Chief Executive Officer, consists of an annual base salary, annual cash incentive compensation and long-term equity-based incentive compensation.  The Committee determines the level for each of these compensation elements using methods consistent with those used for the company’s other senior executives, including the assessment of Mr. McLaughlin’s performance and review of competitive benchmark data.  The Committee evaluates Mr. McLaughlin’s performance by soliciting input from all members of the Board as well as other members of the senior management team.  The Board also assesses Mr. McLaughlin’s performance against objectives in a variety of areas, including growth, profitability, product innovation, advancement of strategic initiatives, organizational development and investor relations.

For 2005, the Committee approved an increase in Mr. McLaughlin’s base salary to $625,000, maintained his target bonus level at 75% of base salary and granted to Mr. McLaughlin 75,000 stock options and 12,500 shares under a performance stock award.  The Committee believes that these compensation elements are commensurate with Mr. McLaughlin’s performance for the most recent fiscal year and well-aligned with competitive benchmarks.

Section 162(m)

Section 162(m) of the Internal Revenue Code requires that we meet specific criteria, including stockholder approval of certain stock and incentive plans, in order to deduct, for federal income tax purposes, compensation over $1 million per individual paid to our Chief Executive Officer and each of our four other most highly compensated executives.  Our equity-based incentive plans and our annual cash bonus plan are designed to permit the grant and payment of equity or cash incentive awards that are fully deductible as performance-based compensation under the Internal Revenue Code.  In reviewing and adopting other executive compensation programs, the Committee plans to continue to consider the impact of Section 162(m) limitations in light of the materiality of the deductibility of potential benefits and the impact of such limitations on other compensation objectives.  Because the Committee seeks to maintain flexibility in accomplishing our company’s compensation goals, however, it has not adopted a policy that all compensation must be fully deductible.

Compensation Committee

Michael A. Peel, Chair

Thomas J. Albani

Christine M. Day

Ervin R. Shames

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight with respect to our company’s accounting and financial reporting functions, internal and external audit functions, and systems of internal controls regarding financial matters and legal, ethical and regulatory compliance.  The Audit Committee operates under a written charter approved by the Board of Directors.  A copy of the charter is available at the investor relations section of the company’s Web site at selectcomfort.com.

The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers’ listing standards.  During 2004, the Audit Committee consisted of Jean-Michel Valette (Chair), Christopher P. Kirchen and Trudy A. Ratio until her resignation from the Board of Directors in November 2004, following which David T. Kollat was appointed to serve on the Audit Committee.

Management is responsible for our company’s financial reporting processes and internal control over financial reporting.  KPMG LLP, our independent registered public accounting firm, is responsible for auditing (i) our company’s consolidated financial statements, (ii) management’s assessment of the effectiveness of the company’s internal control over financial reporting and (iii) the effectiveness of the company’s internal control over financial reporting.  These audits are to be conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).  The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met in person or by telephone conference 10 times and took action by written consent on one occasion during 2004.  These meetings involved representatives of management, internal audit and the independent accountants.  Management represented to the Audit Committee that our company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  The Audit Committee has reviewed and discussed the consolidated financial statements, together with the results of management’s assessment of the company’s internal control over financial reporting, with management and the independent accountants.  The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  The independent accountants provided the Audit Committee with written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management, internal audit and the independent accountants, and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our company’s Annual Report on Form 10-K for the year ended January 1, 2005, filed with the Securities and Exchange Commission.

Audit Committee

Jean-Michel Valette, Chair

Christopher P. Kirchen

David T. Kollat

COMPARATIVE STOCK PERFORMANCE

The graph below compares, for the period from January 1, 2000 through January 1, 2005, the total cumulative shareholder return on our common stock to the total cumulative return on The Nasdaq Stock Market (U.S.) Index and the Standard & Poor’s Midcap 400 Specialty Stores Index.  The graph assumes a $100 investment in our common stock, The Nasdaq Stock Market (U.S.) Index and the Standard & Poor’s Midcap 400 Specialty Stores Index on January 1, 2000 and the reinvestment of all dividends.

	Jan. 1, 2000	Dec. 30, 2000	Dec. 29, 2001	Dec. 28, 2002	Jan. 3, 2004	Jan. 1. 2005

Select Comfort Corporation	100	35	50	223	608	442
Nasdaq Stock Market	100	62	47	27	41	42
S&P Midcap 400 Specialty Stores	100	90	148	149	220	257

PROPOSAL TO AMEND THE
1999 EMPLOYEE STOCK PLAN

(Proposal 2)

Proposed Amendments

On June 10, 1999, our Board of Directors adopted the Select Comfort Corporation 1999 Employee Stock Plan (the “Plan”).  Our shareholders approved the Plan on May 18, 2000.  On February 13, 2001, our Board amended the Plan to increase the number of shares reserved for issuance under the Plan to a total of 1,000,000 shares.  Our shareholders approved this amendment on July 17, 2001.  On February 24, 2005, our Board further amended the Plan, subject to approval by our shareholders, to:

•      Increase the price payable by participants in the Plan for shares of our common stock from 85% to 95% of the fair market value per share at the end of each quarter, effective for the third quarter of 2005; and

•      Increase the number of shares reserved for issuance under the Plan by 500,000 shares to a total of 1,500,000 shares.

Our shareholders are being asked to approve this amendment at the Annual Meeting.

Purposes of the Amendments

The amendment of the Plan to increase the price payable by participants in the Plan from 85% to 95% of the fair market value per share at the end of each quarter will allow us to continue to offer shares to participants in the Plan without recording compensation expense.  Under current accounting rules, we are not required to record any expense in connection with the sale of shares under the Plan at a discount of up to 15% from the fair market value.  Under accounting rules that will become effective in the third quarter of 2005, we will be required to record compensation expense to the extent that the available discount exceeds 5% of the fair market value.  As a result, we propose to limit the discount available to participants in the Plan to 5% of the fair market value, effective for the third quarter of 2005 and thereafter.

The amendment of the Plan to increase the number of shares reserved for issuance under the Plan by 500,000 shares to a total of 1,500,000 shares is designed to enable us to continue to offer the Plan to our employees for the next several years.  As of the end of the 2004 fiscal year, 92,448 shares remained available for issuance under the Plan.  Based on current participation levels in the Plan and the current trading price of our common stock, these shares currently reserved for issuance are expected to be depleted later in 2005 or early in 2006.  Without approval of the increase in the number of shares available under the Plan, we may be forced to terminate the

Plan, removing an important benefit to our employees that is designed to align the interests of our employees with those of our shareholders.

Summary of the Plan

The major features of the Plan are summarized below, which summary is qualified in its entirety by reference to the actual text of the Plan, a copy of which is attached to this Proxy Statement as Appendix A.

The purpose of the Plan is to advance the interests of Select Comfort and its shareholders by allowing employees of Select Comfort and its subsidiaries to purchase shares of our common stock on favorable terms through payroll deductions.  The Plan provides for quarterly offering periods beginning on January 1, April 1, July 1 and October 1 of each year.  At the beginning of each offering period, each eligible participating employee, or “participant” is granted, by operation of the Plan, options to purchase as many shares of our common stock as can be purchased with payroll deductions authorized by the participant and credited to the participant’s account during the offering period.

General.  Any employee (including any executive officer) of Select Comfort or any participating subsidiary, other than an employee whose customary employment is five months or less per calendar year, who has been continuously employed by Select Comfort or a subsidiary prior to the beginning of a quarterly offering period will be eligible to participate in that offering period.

Subject to approval by the shareholders of the proposed amendment of the Plan, the maximum number of shares of common stock available for issuance under the Plan is 1,500,000 shares (subject to appropriate adjustment in the event of any common stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange or other similar change in our corporate or capital structure).  If the total number of shares that would otherwise be issuable to participants at the end of any quarterly offering period exceeds the number of shares then remaining available under the Plan (after deduction of all shares previously purchased under the Plan), the remaining shares will be allocated among participants on a pro rata basis.

The Management Development and Compensation Committee of the Board (the “Committee”) administers the Plan.  Members of the Committee are appointed from time to time by the Board, serve at the pleasure of the Board, and may resign at any time upon written notice to the Board.  The Committee has the authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan.

Participation.  An eligible employee may participate in the Plan by completing an enrollment form and authorizing payroll deductions not later than the 15th day of the month immediately preceding the beginning of the next quarterly offering period in which the employee wishes to participate.  Payroll deductions for the participant will begin with the first payroll following the beginning of the applicable offering period and will continue until the employee withdraws from, or ceases to be eligible for, the Plan or until the termination of the Plan.  An otherwise eligible employee will not be entitled to participate in the Plan if further participation would cause the employee to own shares of common stock and/or hold outstanding options to purchase an aggregate of more than 5% of our outstanding shares of common stock.  Approximately 2,500 employees are currently eligible to participate in the Plan.

Payroll Deductions.  By completing and filing a participation form, a participant elects to have payroll deductions made from the participant’s total cash compensation on each payday at a rate equal to any whole percentage from 1% to 15% (or such other minimum or maximum percentages as the Committee may from time to time establish) of the participant’s total cash compensation.  Participants are not entitled to change the rate of their payroll deductions during a quarterly offering period.  A participant may increase or decrease the rate of payroll deductions for subsequent quarterly offering periods by filing an amended enrollment form no later than the 15th day of the month preceding the quarterly offering period for which the change is to become effective.  A participant may discontinue participation in the Plan at any time as described below.

The funds accumulated through a participant’s payroll deductions under the Plan are credited to an account established under the Plan for the participant.  These funds are held by Select Comfort as part of its general assets, usable for any corporate purpose, and Select Comfort is not obligated to keep these funds separate from its other corporate funds.  Participants will not receive any interest on the funds accumulated in their accounts from payroll deductions and may not make any separate cash payments or contributions to their accounts.

Purchase of Shares.  At the beginning of each offering period, each participant is granted, by operation of the Plan, an option to purchase as many shares of our common stock as may be purchased with the payroll deductions credited to his or her account during the offering period plus the balance (if any) carried forward from the preceding offering period.  Unless a participant withdraws from the Plan as described below, the participant’s option under the Plan will be exercised automatically at the end of the offering period to purchase the number of shares of common stock that the accumulated payroll deductions in the participant’s account will purchase at the applicable price.  The number of shares of common stock that may be purchased under the Plan, however, will be limited as follows: (i) no participant may purchase more than 2,000 shares of common stock under the Plan in any quarterly offering period; and (ii) no participant may be granted an option under the Plan that permits the participant to purchase common stock under the Plan (and any other “employee stock purchase plans” of Select Comfort) at a rate that exceeds $25,000 of fair market value of shares of our common stock (determined at the time the Plan option is granted) for each calendar year.

Prior to the effective date of the amendment proposed to be approved by our shareholders, the purchase price of the shares has been 85% of the fair market value of our common stock at the end of the offering period, which corresponds to the maximum discount rate permitted for plans of this type under Section 423 of the Internal Revenue Code.  Under the amendment proposed for approval by our shareholders, effective as of the quarterly offering period commencing July 1, 2005, the purchase price of the shares will be 95% of the fair market value of our common stock at the end of the offering period.  For this purpose, the fair market value of the common stock will be the average of the reported high and low sale prices of our common stock as reported by the Nasdaq National Market at the end of the offering period or, if no shares were traded on such day, as of the next preceding day on which there was such a trade.  On April 1,

2005 the average of the reported high and low sale prices of our common stock on the Nasdaq National Market was $20.39 per share.

Shares purchased in an offering period will be issued as soon as practicable after the end of the offering period.  The Committee may determine, in its sole discretion, the manner of delivery of shares of our common stock purchased under the Plan.  No participant will have any interest in any shares of common stock subject to an option under the Plan until the Plan option has been exercised.

Non-Transferability of Plan Options.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of a Plan option or to receive shares of common stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or by designation of a beneficiary as provided in the Plan).  Any attempt at assignment, transfer, pledge or other disposition will have no effect, except that Select Comfort may treat such act as an election to withdraw from the Plan, in which case the provisions described below will apply.

Withdrawal and Termination of Employment.  A participant may terminate participation in the Plan and withdraw all, but not less than all, of the payroll deductions credited to the participant’s account under the Plan prior to the end of any offering period by giving written notice to Select Comfort no later than the 15th day of the last month of the offering period.  The notice must state the participant’s desire to terminate involvement in the Plan, specify a termination date and request the withdrawal of all of the participant’s payroll deductions held under the Plan.  All of the payroll deductions credited to the participant’s account will be paid to the participant as soon as practicable after the termination date specified in the notice (or, if no date is specified, as soon as practicable after receipt of the notice of termination and withdrawal), the Plan option for the offering period will automatically be canceled, and no further payroll deductions will be made during the offering period or for any subsequent offering period unless a new enrollment form is filed.  A participant’s withdrawal from an offering period will not have any effect upon the participant’s eligibility to participate in a succeeding offering period or in any similar plan that Select Comfort may adopt.

Following the termination of a participant’s employment for any reason, including retirement, death or disability, the payroll deductions credited to the participant’s account will be returned to the participant (or, in the case of the participant’s death, to the representative of the participant’s estate) and the participant’s Plan option will automatically be canceled.  A transfer of employment between Select Comfort and a subsidiary or between subsidiaries and absences or leaves approved by Select Comfort are not considered termination of employment under the Plan.

Federal Income Tax Consequences

The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations.  This description is not intended to address specific tax consequences applicable to an individual participant who receives a Plan option and does not address special rules that may be applicable to directors, officers and greater-than-10% stockholders of Select Comfort.

The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.  If the Plan so qualifies, the amount withheld from a participant’s compensation under the Plan will constitute ordinary income for federal income tax purposes in the year in which such amounts would otherwise have been paid to the participant.  However, a participant will generally not recognize any income for federal income tax purposes either on the grant of a Plan option or upon the issuance of any shares of common stock under the Plan.

The federal income tax consequences of disposing of shares of common stock acquired under the Plan depend upon how long a participant holds the shares.  If a participant disposes of shares acquired under the Plan (other than a transfer by reason of death) within a period of two years from the beginning of the offering period in which the shares were acquired, an amount equal to the difference between the purchase price and the fair market value of the shares on the last day of the offering period will be treated as ordinary income for federal income tax purposes in the taxable year in which the disposition takes place.  Such amount may be subject to wage withholding.  The difference between the amount realized upon such disposition of the shares and their fair market value on the last day of the offering period will constitute capital gain or loss.  Whether the gain (or loss) constitutes long-term or short-term capital gain (or loss) will depend upon the length of time the participant held the stock prior to its disposition.  Participants should consult their tax advisors to determine whether any specific gain (or loss) constitutes long-term or short-term capital gain (or loss).

If a participant disposes of any shares acquired under the Plan more than two years after the beginning of the offering period in which the shares were acquired (or if no disposition has occurred by the time of participant’s death) an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition (or death) over the purchase price, or (b) five percent of the fair market value of the shares at the beginning of the offering period in which the shares were acquired will be recognized as ordinary income and may be subject to wage withholding.  With respect to a disposition of such shares, any remaining gain on such disposition will be taxed as long-term capital gain.  With respect to a transfer of such shares upon death, any remaining gain or loss will not be recognized.  However, a subsequent sale or exchange of such shares by a participant’s estate or the person receiving such shares by reason of the participant’s death may result in capital gain or loss.

No income tax deduction ordinarily is allowed to Select Comfort with respect to the grant of any Plan option, the issuance of any shares of common stock under the Plan or the disposition of any shares acquired under the Plan and held for two years.  However, if a participant disposes of shares purchased under the Plan within two years after the beginning of the offering period in which the shares were acquired, Select Comfort will receive an income tax deduction in the year of such disposition in an amount equal to the amount constituting ordinary income to the participant, provided that Select Comfort complies with the applicable wage withholding requirements.

Vote Required

Approval of the amendment of the Select Comfort Corporation 1999 Employee Stock Plan proposed hereby requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on the matter at the Annual Meeting, and the affirmative vote of at least a majority of the minimum number of votes necessary for a quorum.

Board of Directors Recommendation

The Board of Directors recommends that the shareholders vote FOR approval of the amendment of the Select Comfort Corporation 1999 Employee Stock Plan.  Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the amendment of the Select Comfort Corporation 1999 Employee Stock Plan.

APPROVAL OF SELECTION OF

INDEPENDENT AUDITORS

(Proposal 3)

Appointment of Independent Auditors

The Board of Directors has appointed KPMG LLP, independent certified public accountants, as our auditors for the year ending December 31, 2005.  KPMG LLP has served as our independent auditors since 1993.

Although it is not required to do so, the Board of Directors wishes to submit the selection of KPMG LLP to the shareholders for approval consistent with best practices in corporate governance.  If shareholders do not approve the appointment of KPMG LLP, another firm of independent auditors will be considered by the Board of Directors.

Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions from shareholders.

Audit and Other Fees

The aggregate fees billed for professional services by KPMG LLP in 2004 and 2003 were:

	2004	2003
Audit Fees (1)	$431,850	$218,920
Audit-related fees (2)	13,100	12,500
Audit and audit-related fees	$444,950	$231,420
Tax fees	—	—
All other fees	—	—
Total	$444,950	$231,420

(1)          For 2004, these fees include $243,000 for attestation services required under Section 404 of the Sarbanes-Oxley Act.  For 2003, these fees include $57,920 for services performed in conjunction with the filing of a registration statement related to an offering of shares by shareholders of the company.

(2)          These fees relate to the audit of the company’s 401(K) plan.

Under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission regarding auditor independence, the engagement of the company’s independent accountant to provide audit or non-audit services for the company must either be approved by the Audit

Committee before the engagement or entered into pursuant to pre-approval policies and procedures established by the Audit Committee.  Our Audit Committee has not established any pre-approval policies or procedures and therefore all audit or non-audit services performed for the company by the independent accountant must be approved in advance of the engagement by the Audit Committee.  Under limited circumstances, certain de minimus non-audit services may be approved by the Audit Committee retroactively.  All services provided to the company by the independent accountants in 2004 were approved in advance of the engagement by the Audit Committee and no non-audit services were approved retroactively by the Audit Committee pursuant to the exception for certain de minimus services described above.

Board Recommendation

The Board recommends a vote FOR approval of the appointment of KPMG LLP as our auditors for the year ending December 31, 2005.  Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the approval of the appointment of KPMG LLP.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.  Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file.  To our knowledge, based upon a review of the copies of such reports furnished to us during the fiscal year ended January 1, 2005 and written representations by such persons, two reports related to two transactions were not filed on a timely basis by Mr. Gregory Kliner and one report related to a stock option grant to Ms. Christine M. Day was not filed on a timely basis.

Shareholder Proposals for 2006 Annual Meeting

Any shareholder proposal requested to be included in the proxy materials for the 2006 Annual Meeting of Shareholders must be received by our company on or before December 12, 2005

Our Bylaws require advance written notice to our company of shareholder-proposed business or of a shareholder’s intention to make a nomination for director at an annual meeting of shareholders.  They also limit the business, which may be conducted at any special meeting of shareholders to business brought by the Board.

Specifically, the Bylaws provide that business may be brought before an annual meeting by a shareholder only if the shareholder provides written notice to the Secretary of our company not less than 120 days prior to the first anniversary of the date that we first released or mailed our proxy statement to shareholders in connection with the preceding year’s annual meeting.  Under these provisions, notice of a shareholder proposal to be presented at the 2006 Annual Meeting of Shareholders (but that is not requested to be included in the proxy materials) must be provided to the Secretary of our company on or before December 12, 2005.  In the event, however, that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year’s annual meeting date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

A shareholder’s notice must set forth:

•                  A description of the proposed business and the reasons for it,

•                  The name and address of the shareholder making the proposal,

•                  The class and number of shares of common stock owned by the shareholder, and

•                  A description of any material interest of the shareholder in the proposed business.

Our Bylaws also provide that a shareholder may nominate a director at an annual meeting only after providing advance written notice to the Secretary of our company within the time limits described above. The shareholder’s notice must set forth all information about each nominee that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee, as well as the nominee’s business and residence address. The notice must also set forth the name and record address of the shareholder making the nomination and the class and number of shares of common stock owned by that shareholder.

Other Business

Management of our company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement.

However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with the best judgment on such matters.

Copies of 2004 Annual Report

We will furnish to our shareholders without charge a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended January 1, 2005 upon receipt from any such person of a written request for such an Annual Report.

Such request should be sent to:

Select Comfort Corporation

6105 Trenton Lane North

Minneapolis, Minnesota  55442

Attn: Shareholder Information

Householding Information

Some banks, brokers and other record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that you and other holders of our company’s common stock in your household may not receive separate copies of our Proxy Statement or Annual Report.  We will promptly deliver an additional copy of either document to you if you call or write us at the following address or phone number:

Select Comfort Corporation

6105 Trenton Lane North

Minneapolis, Minnesota  55442

Attn: Shareholder Information

Your vote is important.  Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock promptly by mail, telephone, or internet as instructed on your proxy card.

By Order Of the Board of Directors

/s/ Mark A. Kimball
Senior Vice President,
General Counsel and Secretary

April 12, 2005

Minneapolis, Minnesota

APPENDIX A

SELECT COMFORT CORPORATION

1999 EMPLOYEE STOCK PURCHASE PLAN

(As Amended through February 2005)

1.     Purpose.

The purpose of this 1999 Employee Stock Purchase Plan (the “Plan”) is to advance the interests of Select Comfort Corporation (the “Company”) and its shareholders by allowing eligible employees of the Company and its Participating Subsidiaries to use payroll deductions to acquire shares of the Company’s Common Stock on favorable terms.  The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, provisions of the Plan will be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2.     Definitions.

2.1           “Board” means the Board of Directors of the Company.

2.2           “Change in Control” means an event described in Section 9.1 of the Plan.

2.3           “Code” means the Internal Revenue Code of 1986, as amended.

2.4           “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.5           “Common Stock” means the common stock, par value $0.01 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

2.6           “Compensation” means all gross cash compensation (including wage, salary, incentive, bonus and overtime earnings) paid by the Company or any Participating Subsidiary to a Participant, including amounts that would have constituted compensation but for a Participant’s election to defer or reduce compensation pursuant to any deferred compensation, cafeteria, capital accumulation or any other similar plan of the Company; provided, however, that the Committee, in its sole discretion, may expand or limit the amounts that will be deemed compensation for purposes of the Plan in such manner as it deems appropriate.

2.7           “Eligible Employee” means any employee of the Company or a Participating Subsidiary (other than an employee whose customary employment with the Company or a Participating Subsidiary is for five months or less per calendar year) who, with respect to any Offering Period, is employed by the Company or a Participating Subsidiary prior to the Offering Commencement Date for such Offering Period.

2.8           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.9           “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board, National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.10         “Offering Commencement Date” means the first day of an Offering Period.

2.11         “Offering Period” means any of the offerings to Participants of Options under the Plan, each continuing for three months, as described in Section 6 of the Plan.

2.12         “Offering Termination Date” means the last day of an Offering Period.

2.13         “Option” means a right to purchase shares of Common Stock granted to a Participant in connection with an Offering Period pursuant to Section 7 of the Plan

2.14         “Option Price” means, with respect to any Offering Period through the Offering Period commencing as of April 1, 2005, eighty-five percent (85%) of the Fair Market Value of one share of Common Stock on the Offering Termination Date, and with respect to any Offering Period commencing on or after July 1, 2005, ninety-five percent (95%) of the Fair Market Value of one share of Common Stock on the Offering Termination Date.

2.15         “Participant” means an Eligible Employee who elects to participate in the Plan pursuant to Section 5 of the Plan.

2.16         “Participating Subsidiary” means a Subsidiary that has been designated by the Committee from time to time, in its sole discretion, as a corporation whose Eligible Employees may participate in the Plan.

2.17         “Securities Act” means the Securities Act of 1933, as amended.

2.18         “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.19         “Termination of Employment” means a Participant’s complete termination of employment with the Company and all Participating Subsidiaries for any reason, including without limitation death, disability or retirement.  In the event that a Participant is in the employ of a Participating Subsidiary and the Participating Subsidiary ceases to be a Participating Subsidiary of the Company for any reason, such event will be deemed a termination of employment unless the Participant continues in the employ of the Company or another Participating Subsidiary.

3.     Administration.

The Plan will be administered by the Board or by a committee of the Board.  So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. Such a committee, if established, will act by majority approval of the members (at a meeting in person or by telephone conference or by written consent), and a majority of the members of such a committee will constitute a quorum.  As used in the Plan, “Committee” will refer to the Board or to such a committee, if established.  To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Participants who are subject to Section 16 of the Exchange Act.  The Committee may exercise its duties, power and authority under the Plan in its sole discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the participants and their respective successors-in-interest.  No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

4.     Shares Available for Issuance; Adjustments for Certain Events.

4.1           Maximum Number of Shares Available.  Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock available for issuance under the Plan will be 1,500,000 shares of Common Stock.  If the total number of shares of Common Stock that would otherwise be issuable upon the exercise of Options granted pursuant to Section 7 of the Plan on any Offering Termination Date exceeds the number of shares then available for issuance under the Plan, the Committee will make a pro rata allocation of the shares of Common Stock remaining available for issuance under the Plan in as uniform and equitable a manner as it deems appropriate.

4.2           Accounting for Options.  Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.  Any shares of Common Stock that are subject to an Option that is terminated unexercised will automatically again become available for issuance under the Plan.

4.3           Adjustments to Shares and Options.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to, and the exercise price of, outstanding Options.

5.     Participation; Payroll Deductions.

5.1           Participation.  Participation in the Plan is voluntary and is not a condition of employment.  Eligible Employees may elect to participate in the Plan, beginning with the first Offering Period to commence after such person becomes an Eligible Employee, by properly completing an enrollment form in the form provided by the Company and filing the enrollment form with the Company’s Human Resources Department not later than the 15th day of the month immediately preceding the Offering Commencement Date of the first Offering Period in which the Participant wishes to participate (or on such later date prior to the first Offering Period after adoption of the Plan as may be reasonably necessary to enable Eligible Employees to participate in such first Offering Period).  An Eligible Employee who elects to participate with respect to an Offering Period will be deemed to have elected to participate in each subsequent Offering Period, unless such Participant properly withdraws from participation on a timely basis.  An Eligible Employee may withdraw from participation as to any subsequent Offering Period by properly completing a notice of withdrawal in the form provided by the Company and filing the notice of withdrawal with the Company’s Human Resources Department not later than 4:30 p.m., Minneapolis, Minnesota time on the 15th day of the last month of an Offering Period.  Any such notice of withdrawal will be effective for the next Offering Period commencing after the Offering Period in which such notice of withdrawal is given, all as further described in Section 8.1 of the Plan.

5.2           Limitation on Participation.  Notwithstanding any provisions of the Plan to the contrary, an Eligible Employee may not participate in the Plan and will not be granted an Option under the Plan if, immediately after the grant of such Option, such Eligible Employee (or any other person whose stock ownership would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own stock or options possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its “parent” or “subsidiary” corporations (within the meaning of Section 424 of the Code).

5.3           Payroll Deductions.

(a)           By completing and filing an enrollment form, a Participant will elect to have payroll deductions made from such Participant’s total Compensation in whole percentages from a minimum of 1% to a maximum of 15%, (or such other minimum or maximum percentages as the Committee may from time to time establish).

(b)           All payroll deductions authorized by a Participant will be credited as of each payday to an account established under the Plan for the Participant.  Such account will be solely for bookkeeping purposes, no separate fund, trust or other segregation of such amounts will be established or made and the amounts represented by such account will be held as part of the Company’s general assets, usable for any corporate purpose.  A Participant may not make any separate cash payment or contribution to such Participant’s account.  No interest will accrue on amounts held in such accounts under the Plan.

(c)           No increases or decreases in the amount of payroll deductions for a Participant may be made during an Offering Period.  A Participant may increase or decrease the amount of his or her payroll deductions under the Plan for subsequent Offering Periods by properly completing an amended enrollment form and filing it with the Company’s Human Resources Department not later than the 15th day of the month immediately preceding the Offering Commencement Date of the Offering Period for which such change in payroll deductions is to be effective.

(d)           A Participant may withdraw from participation in the Plan as provided in Section 8.1 of the Plan.

6.     Offering Periods.

Options to purchase shares of Common Stock will be offered to Participants under the Plan through a continuous series of Offering Periods, each continuing for three months, and each of which will commence on January 1, April 1, July 1 and October 1 of each year, as the case may be, and will terminate on March 31, June 30, September 30 and December 31 of such year, as the case may be.

7.     Options.

7.1           Grant of Options.  With respect to any Offering Period, each Participant participating in such Offering Period will be granted, by operation of the Plan on the Offering Commencement Date for such Offering Period, an Option to purchase (at the Option Price) as many shares (including fractional shares) of Common Stock as such Participant will be able to purchase with the accumulated payroll deductions credited to such Participant’s account during such Offering Period plus the balance (if any) carried forward from the Participant’s payroll deduction account from the preceding Offering Period.

7.2           Limitations on Purchase.  Notwithstanding Section 7.1 or any other provision of the Plan to the contrary, the number of shares of Common Stock that may be purchased under the Plan will be limited as follows:

(a)           No Participant may purchase more than 2,000 shares of Common Stock under the Plan in any given Offering Period.

(b)           No Participant may be granted an Option that permits such Participant’s right to purchase Common Stock under the Plan and any other “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate that exceeds $25,000 of Fair Market Value of Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

7.3           Exercise of Options.

(a)           Unless a Participant withdraws from the Plan as provided in Section 8.1 of the Plan, the Participant’s Option for the purchase of shares of Common Stock granted with respect to an Offering Period will be exercised automatically at the Offering

Termination Date of such Offering Period for the purchase of the number of shares (including fractional shares) of Common Stock that the accumulated payroll deductions in such Participant’s account as of such Offering Termination Date will purchase at the applicable Option Price.

(b)           No Participant (or any person claiming through such Participant) will have any interest in any Common Stock subject to an Option under the Plan until such Option has been exercised, at which point such interest will be limited to the interest of a purchaser of the Common Stock purchased upon such exercise pending the delivery of such Common Stock.

(c)           Shares of Common Stock acquired by each Participant shall be held in a general securities brokerage account maintained for the benefit of all Participants with a registered securities broker/dealer selected by the Company (the “Agent”).  The Agent shall maintain individual subaccounts for each Participant in such general account to which shall be allocated such Participant’s shares of Common Stock.  The Committee, in its discretion, may direct the Agent to issue and deliver to any Participant a certificate or certificates for the whole number of shares of Common Stock held in such Participant’s subaccount at any time ninety (90) days or more after the Participant ceases to be an Eligible Employee, which certificates shall be registered in the name of the Participant or in the form directed by the Participant.  No certificates for fractional shares will be issued.  Instead, Participants will receive a cash distribution representing any fractional shares.

(d)           Cash dividends with respect to a Participant’s shares of Common Stock held in the general securities brokerage account maintained by the Agent shall automatically be reinvested in additional shares of Common Stock.  The purchase price of any shares (“Reinvestment Shares”) purchased through the reinvestment of dividends shall be the Fair Market Value of a share on the date such dividend is paid.  There shall be allocated to each Participant’s individual subaccount such Participant’s Reinvestment Shares purchased with the dividend funds credited to such Participant.

(e)           Each Participant shall be entitled to vote all shares held for the benefit of such Participant in the general securities brokerage account maintained by the Agent.

8.     Withdrawal From Plan.

8.1           Voluntary Withdrawal.

(a)           A Participant may, at any time on or before 4:30 p.m., Minneapolis, Minnesota time on the 15th day of the last month of an Offering Period, terminate his or her participation in the Plan and withdraw all, but not less than all, of the payroll deductions credited during the applicable Offering Period to such Participant’s account under the Plan by giving written notice of withdrawal to the Company’s Human Resources Department.  Such notice shall be substantially in the form of the notice of withdrawal provided by the Company and must state that the Participant wishes to terminate his or her participation in the Plan and request the withdrawal of all of the

Participant’s payroll deductions credited during the applicable Offering Period to such Participant’s account under the Plan.  Following the receipt by the Company of a timely notice of withdrawal, (a) all of the payroll deductions credited during the applicable Offering Period to such Participant’s account under the Plan will be paid to such Participant as soon as practicable after receipt of the notice of withdrawal; (b) such Participant’s Option for such Offering Period will automatically be canceled and will no longer be exercisable; and (c) payroll deductions under the Plan will cease as soon as practicable after receipt of the notice of withdrawal and until such time, if any, that a valid and timely enrollment form is subsequently filed by such Participant.

(b)           A Participant’s voluntary withdrawal pursuant to this Section 8.1 will not have any effect upon such Participant’s eligibility to participate in a subsequent Offering Period (so long as such Participant completes and files a new enrollment form pursuant to Section 5 of the Plan) or in any similar plan that may hereafter be adopted by the Company.

8.2           Termination of Employment.

(a)           Upon the Termination of Employment of a Participant at any time, (a) all of the payroll deductions credited during the current Offering Period to such Participant’s account under the Plan will be paid to such Participant (or, in the case of death, to the person or persons entitled thereto under Sections 10 and 11.3 of the Plan) as soon as practicable after the effective date of the Termination of Employment; (b) such Participant’s Option for such Offering Period will automatically be canceled and will no longer be exercisable; and (c) payroll deductions under the Plan will cease as soon as practicable after the effective date of the Termination of Employment.

(b)           Unless the Committee otherwise determines in its sole discretion, a Participant’s employment will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Participating Subsidiary for which the Participant provides employment, as determined by the Committee in its sole discretion based upon such records.

9.     Change in Control.

9.1           Change in Control.  For purposes of this Section 9, a “Change in Control” of the Company will mean the following:

(a)           the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any Person (as defined below);

(b)           the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)           any Person, other than a Bona Fide Underwriter (as defined below), becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not more than 50%, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined below), or (ii) more than 50% of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(d)           a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective time of such merger or consolidation have, solely on account of ownership of securities of the Company at such time, “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective time of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but not more than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors); or

(e)           the Continuity Directors cease for any reason to constitute at least a majority of the Board.

9.2           Change in Control Definitions.  For purposes of this Section 9:

(a)           “Continuity Director” means any individual who was a member of the Board on the effective date of the Plan, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors who are Continuity Directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination).  For example, assuming that seven individuals comprise the entire Board as of the effective date of the Plan, if a majority of such individuals approved a proxy statement in which two different individuals were nominated to replace two of the individuals who were members of the Board as of the effective date of the Plan, these two newly elected directors would join the remaining five directors who were members of the Board as of the effective date of the Plan as Continuity Directors.  Similarly, if subsequently a majority of these directors approved a proxy statement in which three different individuals were nominated to replace three other directors who were members of the Board as of the effective date of the Plan, these three newly elected directors would also become, along with the other four directors, Continuity Directors.  Individuals subsequently joining the Board could become Continuity Directors under the principles reflected in this example.

(b)           “Bona Fide Underwriter” means a Person engaged in business as an underwriter of securities that acquires securities of the Company from the Company through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(c)           “Person” means any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 13(d) or Section 14(d) of the Exchange Act, other than the Company, any affiliate or any benefit plan sponsored by the Company or any affiliate.  For this purpose, an affiliate is (i) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company or (ii) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity’s governing body.

9.3           Adjustment of Offering Period.  Without limiting the authority of the Committee under Sections 3, 4.3 and 13 of the Plan, if a Change in Control of the Company occurs, the Committee, in its sole discretion, may (a) accelerate the Offering Termination Date of the then current Offering Period and provide for the exercise of Options thereunder by Participants in accordance with Section 7.3 of the Plan, or (b) accelerate the Offering Termination Date of the then current Offering Period and provide that all payroll deductions credited to the accounts of Participants will be paid to Participants as soon as practicable after such Offering Termination Date and that all Options for such Offering Period will automatically be canceled and will no longer be exercisable.

10.   Designation of Beneficiary.

A Participant may file with the Company’s Human Resources Department a written designation of a beneficiary who is to receive shares of Common Stock and cash, if any, under the Plan in the event of such Participant’s death prior to delivery of such shares or cash to such Participant.  The Participant may change such designation of beneficiary at any time by written notice to the Company’s Human Resources Department.  In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, (a) the Company will deliver such shares of Common Stock and cash to the executor or administrator of the estate of the Participant, or (b) if to the Company’s knowledge no such executor or administrator has been appointed, the Company, in its sole discretion, may deliver such shares of Common Stock and cash to the spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent or relative is known to the Company, to such other person as the Company may designate.

11.   Rights of Eligible Employees and Participants; Transferability.

11.1         No Right to Employment.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Participating Subsidiary to terminate the employment of any Eligible Employee or Participant at any time, nor confer upon any Eligible Employee or Participant any right to continue in the employ of the Company or any Participating Subsidiary.

11.2         Rights as a Shareholder.  As a holder of an Option under the Plan, a Participant will have no rights as a shareholder unless and until such Option is exercised and the Participant becomes the holder of record of shares of Common Stock.  Except as otherwise provided in the

Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its sole discretion.

11.3         Restrictions on Transfer. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 10 of the Plan) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1 of the Plan.  During his or her lifetime, a Participant’s Option to purchase shares of Common Stock under the Plan is exercisable only by such Participant.

12.   Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

13.   Amendment or Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 423 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body.  Upon termination of the Plan, the Committee, in its sole discretion, may take any of the actions described in Section 9.3 of the Plan.

14.   Effective Date of Plan.

The Plan will be effective as of June 10, 1999, the date it was adopted by the Board.  The Plan will terminate at midnight on December 31, 2020 and may be terminated prior to such time by Board action, and no Option will be granted after such termination.  The Plan has been adopted by the Board subject to shareholder approval.

15.   Miscellaneous.

15.1         Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

15.2         Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

15.3         Withholding.  Delivery of shares of Common Stock or of cash pursuant to the Plan shall be subject to any required withholding taxes.  A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.

SELECT COMFORT CORPORATION ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 11, 2005 9:00 a.m. Local Time Select Comfort Corporation 6105 Trenton Lane North Plymouth, MN 55442

Select Comfort Corporation 6105 Trenton Lane North Plymouth, Minnesota 55442	proxy

This proxy is solicited by the Board of Directors of Select Comfort Corporation for use at the
Annual Meeting of Shareholders to be held on May 11, 2005.

The undersigned hereby appoints William R. McLaughlin and Mark A. Kimball (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Select Comfort Corporation to be held on May 11, 2005 and at any adjournment or postponement thereof. Such shares will be voted as directed with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion as to any other matter that may properly come before the meeting or at any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. When properly signed, this proxy will be voted in the manner directed. If no direction is given, this proxy will be voted FOR Items 1, 2 and 3.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12 noon (CT) on May 10, 2005.

•                  Please have your proxy card and the last four digits of your Social Security Number or tax identification number available. Follow the simple instructions the Voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/scss/ — QUICK *** EASY *** IMMEDIATE

•                  Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 10, 2005.

•                  Please have your proxy card and the last four digits of your Social Security Number or tax identification number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we¼ve provided or return it to Select Comfort Corporation, c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

v Please detach here v

The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1.	Election of directors:	01 Christopher P. Kirchen 02 Brenda J. Launderback	03 Michael A. Peel 04 Jean-Michel Valette	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve the amendment of the Select Comfort Corporation 1999 Employee Stock Purchase Plan.	☐	For	☐	Against	☐	Abstain

3.	Proposal to ratify the appointment of KPMG LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2005.	☐	For	☐	Against	☐	Abstain

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH EACH OF THE NOMINEES AND EACH OF THE PROPOSALS SET FORTH ABOVE.

Address Change? Mark Box ☐	Date
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, adminis-trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.